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                          CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of U.S. Office Products Company of our report dated
July 3, 1996, relating to the financial statements of Pear Commercial Interiors, Inc. And Subsidiary, which appear in the Current Reports on Form 8-K, dated
July 16, 1996 and September 23, 1996 of U.S. Office Products Company.


                                  /s/ Ehrhardt Keefe Steiner & Hottman PC
                                  Ehrhardt Keefe Steiner & Hottman PC

September 24, 1996
Denver, Colorado